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                                                                    EXHIBIT 99.2

                            TSW INTERNATIONAL, INC.
          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                        SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON AUGUST 25, 1997

  The undersigned hereby revokes all previous proxies, acknowledges receipt of the Notice of Special Meeting of Shareholders to be held on August 25, 1997 (the "Notice") and appoints Christopher R. Lane and John F. Bartels as proxies, each with the power to appoint his substitute, and hereby authorizes either of them to act and vote all shares held by the undersigned at the special meeting of shareholders of TSW International, Inc. ("TSW") to be held on August 25, 1997, and at any adjournments or postponement thereof, as indicated upon all matters referred to on this proxy card and described in the Notice and, in their discretion, upon any other matters which may properly come before the meeting.

  1.Approval and adoption of:

    (i) an Agreement and Plan of Merger and Reorganization dated June 5, 1997 by and among TSW, The Indus Group, Inc., a California corporation ("Indus"), and Indus/TSW, Inc., a Delaware corporation ("Newco"), and

    (ii) an Agreement of Merger among Newco, TSW and TSW Sub, Inc., a Georgia corporation and a wholly-owned subsidiary of Newco,

    pursuant to which, among other things, TSW and Indus will each become wholly-owned subsidiaries of the Delaware corporation named "Indus International, Inc."

    FOR [_]           AGAINST [_]            ABSTAIN [_]



  The Board of Directors recommends a vote FOR Proposal 1 which is described in the Joint Proxy Statement/Prospectus of TSW dated August 12, 1997. This proxy, when properly executed, will be voted as specified above, and in the discretion of the proxy holders as to any other matter that may properly come before the meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR PROPOSAL 1.


                                   Dated: _____________________________________

                                   ______________________________________(SEAL)
                                          (SIGNATURE)

                                   ______________________________________(SEAL)
                                          (SIGNATURE)

                                   NOTE: Please sign above exactly as name
                                   appears on the Stock Certificate. If stock is held in the name of two or more persons, all must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.